Exhibit 99.1


CONTACT:
John C. Georgiopoulos
Chief Financial Officer
General Maritime Corporation
(212) 763-5670


            GENERAL MARITIME CORPORATION ANNOUNCES SECOND QUARTER AND
                       FIRST HALF 2004 FINANCIAL RESULTS

                       Achieves Record Six Month Earnings

                      Closes $825 Million Bank Refinancing

New York, New York, July 28, 2004 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three months ended June 30, 2004.

                      Financial Review: 2004 Second Quarter
                      -------------------------------------

The Company had net income of $41.7 million, or $1.13 basic and $1.10 diluted earnings per share, for the three months ended June 30, 2004 compared to net income of $35.7 million, or $0.97 basic and $0.96 diluted earnings per share, for the three months ended June 30, 2003. The increase in net income was the result of stronger spot charter rates during the second quarter relative to the second quarter of 2003 and the increase in the size of the Company's fleet.

Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, commented, "We are pleased to have achieved record earnings for the six month period, surpassing full-year results for any year since the Company's inception. Our ability to post such impressive results underscores the Company's significant earnings power and our ongoing success in consolidating the mid-sized tanker industry in an accretive manner. Our success at rapidly completing the Soponata acquisition is a testament to our history of seamlessly and efficiently consolidating the industry. With all of these vessels fully integrated into our operations, our expanded fleet will further enhance General Maritime's earnings potential during future quarters."

Net voyage revenue, which is gross voyage revenues minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), increased 14.0% to $109.3 million for the three months ended June 30, 2004 compared to $95.9 million for the three months ended June 30, 2003. EBITDA for the three months ended June 30, 2004 was $78.0 million compared to $67.5 million for the three months ended June 30, 2003 (please see below for a reconciliation of EBITDA to net income). Net cash provided by operating activities was $76.0 million for the three months ended June 30, 2004 compared to $53.8 million for the prior year period. As of June 30, 2004, the Company's net debt-to-book capitalization (calculated as net debt divided by net debt plus shareholders' equity) was reduced to 48% from 52% as of December 31, 2003.

The average daily time charter equivalent, or TCE, rates obtained by the Company's fleet increased by 4.6% to $27,228 per day for the three months ended June 30, 2004 from $26,019 for the prior year period. The Company's average rates for vessels on spot charters increased by

9.5% to $29,740 for the three months ended June 30, 2004 compared to $27,163 for the prior year period.

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, increased 10.4% to $31.3 million for the three months ended June 30, 2004 from $28.4 million for the three months ended June 30, 2003. During the same periods, the average size of General Maritime's fleet increased 6.4% to 45.1 vessels from 42.4 vessels in the prior year period. Total daily vessel operating expenses, which include direct vessel operating expenses and general and administrative expenses increased 3.8% to $7,633 per vessel day during the second quarter of 2004 from $7,355 per vessel day during the same period in 2003. Daily direct vessel operating expenses fell slightly during the quarter ended June 30, 2004 compared to the prior year period. This decrease can be attributed to the timing of certain purchases and maintenance and repair costs within the period. General and administrative costs increased during the comparative periods due to an increase in payroll expenses associated with the Company's offices in New York and Greece, as well as travel expenses associated with the growth of its business. The Company also incurred additional costs in relation to the opening of its office in Lisbon, Portugal.

                        Financial Review: First Half 2004
                        ---------------------------------

Net income was $120.0 million or $3.24 basic and $3.18 diluted earnings per share, for the six months ended June 30, 2004 compared to $70.1 million, or $1.90 basic and $1.88 diluted earnings per share, for the six months ended June 30, 2003. Net voyage revenues increased 54.6% to $256.0 million for the six months ended June 30, 2004 compared to $165.6 million for the six months ended June 30, 2003. EBITDA was $191.6 million for the six months ended June 30, 2004 compared to $120.3 million for the six months ended June 30, 2003. Net cash provided by operating activities was $167.3 million for the six months ended June 30, 2004 compared to $96.8 million for the prior year period. TCE rates obtained by the Company's fleet increased 23.4% to $32,863 per day for the six months ended June 30, 2004 from $26,627 for the prior year period.

Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, continued, "During the first six months of 2004, we utilized the strong cash flow generated from our expanded fleet to reduce our net debt-to-capitalization ratio, which currently stands at 48%. We are pleased to have once again significantly de-leveraged the Company following an acquisition, which has been a major driver of the Company's financial strength and industry leadership. We continue to maintain an intense focus on preserving the Company's financial strength and flexibility."

                  Summary Consolidated Financial and Other Data
                  ---------------------------------------------

      The following table summarizes General Maritime Corporation's selected consolidated financial and other data for the periods indicated below. Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three and six month periods ended June 30, 2004 and 2003.


                                                             ---------------------------     ---------------------------
                                                                  Three months ended              Six months ended
                                                             ---------------------------     ---------------------------
                                                               June-04         June-03        June-04         June-03
                                                             -----------     -----------     ------------    -----------

INCOME STATEMENT DATA
(Dollars in thousands, except per share data)
Voyage revenues                                              $   140,229     $   126,248     $   311,817     $   217,741
Voyage expenses                                                  (30,935)        (30,395)        (55,818)        (52,145)
                                                             -----------     -----------     -----------     -----------
    Net voyage revenues                                          109,294          95,854         255,999         165,596
Direct vessel expenses                                            23,516          22,203          50,029          36,410
General and administrative expenses                                7,817           6,188          14,327           9,803
Depreciation and amortization                                     26,500          21,326          52,201          35,894
Gain on sale of vessel                                              --              --              --              --
                                                             -----------     -----------     -----------     -----------
    Operating income                                              51,461          46,136         139,442          84,419
Net interest expense                                               9,776          10,401          19,483          14,305
                                                             -----------     -----------     -----------     -----------
    Net Income                                               $    41,685     $    35,735     $   119,959     $    70,114
                                                             ===========     ===========     ===========     ===========
    Basic earnings per share:                                $      1.13     $      0.97     $      3,24     $      1.90
    Diluted earnings per share:                              $      1.10     $      0.96     $      3.18     $      1.88
    Weighted average shares outstanding, thousands                37,032          36,965          37,011          36,965
    Diluted average shares outstanding, thousands                 37,781          37,265          37,732          37,248


                                                                                         Six months ended   12 months ended
                                                                                         ----------------------------------
                                                                                               June-04        December-03
                                                                                             -----------     ------------
BALANCE SHEET DATA, at end of period
(Dollars in thousands)
Cash                                                                                         $    52,194     $    38,905
Current assets, including cash                                                                   113,930         102,473
Total assets                                                                                   1,429,665       1,263,578
    Current liabilities, including current portion
       of long-term debt                                                                          76,336          89,771
    Current portion of long-term debt                                                             40,000          59,553
Total long-term debt, including current portion                                                  694,771         655,670
Shareholders' equity                                                                             691,841         568,880


                                                             ---------------------------     ---------------------------
                                                                  Three months ended              Six months ended
                                                             ---------------------------     ---------------------------
                                                               June-04         June-03        June-04         June-03
                                                             -----------     -----------     ------------    -----------

OTHER FINANCIAL DATA
(dollars in thousands)
EBITDA(1)                                                    $    77,961     $    67,462     $   191,643     $   120,313
Net cash provided by operating activities                         76,030          53,809         167,321          96,286
Net cash provided (used) by investing activities                (183,551)       (367,661)       (193,795)       (525,700)
Net cash provided (used) by financing activities                  88,251         231,583          39,763         447,213
Capital expenditures
    Vessel sales (purchases), including deposits                (179,984)       (367,204)       (189,653)       (525,007)
    Drydocking or capitalized survey or improvement
      costs                                                       (1,906)         (4,274)         (2,424)         (4,400)
Weighted average long-term debt                                  679,255         680,559         660,228         514,967
FLEET DATA
Total number of vessels at end of period                              47              46              47              46
Average number of vessels(2)                                        45.1            42.4            43.7            35.6
Total voyage days for fleet(3)                                     4,014           3,684           7,790           6,219
    Total time charter days for fleet                              1,034             713           2,267           1,078
    Total spot market days for fleet                               2,980           2,971           5,253           5,141
Total calendar days for fleet(4)                                   4,105           3,860           7,960           6,446
Fleet utilization(5)                                                97.8%           95.4%           97.9%           96.5%
AVERAGE DAILY RESULTS
Time Charter equivalent(6)                                   $    27,228     $    26,019     $    32,863     $    26,627
Direct vessel operating expenses per vessel(7)                     5,728           5,752           6,285           5,648
General and administrative expense per vessel(8)                   1,905           1,603           1,800           1,521
Total vessel operating expenses(9)                                 7,633           7,355           8,085           7,169
EBITDA(10)                                                        18,992          17,477          24,076          18,665
                                                             -----------     -----------     -----------     -----------


                                                             ---------------------------     ---------------------------
                                                                  Three months ended               6 months ended
                                                             ---------------------------     ---------------------------
                                                               June-04         June-03        June-04         June-03
                                                             -----------     -----------     ------------    -----------

EBITDA Reconciliation
Net Income                                                   $    41,685     $    35,735     $   119,959     $    70,114
+ Net interest expense                                             9,776          10,401          19,483          14,305
+ Depreciation & Amortization                                     26,500          21,326          52,201          35,894
                                                             -----------     -----------     -----------     -----------
EBITDA                                                       $    77,961     $    67,462     $   191,643     $   120,313
                                                             ===========     ===========     ===========     ===========

(1) EBITDA represents net income plus net interest expense and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Management of the Company uses EBITDA as a performance measure in consolidating monthly internal financial statements and is presented for review at our board meetings. The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies.

(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.

(7) Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(4) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.

(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.

(8) Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.

(9) Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels. Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

(10)  Daily EBITDA is total EBITDA divided by total vessel calendar days.

                      General Maritime Corporation's Fleet
                      ------------------------------------

As of July 28, 2004, General Maritime Corporation's fleet was comprised of 51 wholly owned tankers, consisting of 26 Aframax and 21 Suezmax tankers and 4 newbuilding Suezmax contracts, with a total carrying capacity of approximately
6.2 million deadweight tons, or dwt. The average age of the Company's fleet as of June 30, 2004 by dwt, excluding the newbuilding contracts, was 11.6 years compared to 11.8 years as of June 30, 2003. The average age of the Company's Aframax tankers was 11.9 years and the average age of the Company's Suezmax tankers was 11.3 years.

Currently, 14 of General Maritime Corporation's Aframax tankers and 21 of its Suezmax tankers are operating on the spot market. 26% of the Company's fleet, consisting of 12 Aframax tankers, is currently under time charter contracts, compared to 15% of the fleet under time charter contracts as of June 30, 2003. As of July 19, 2004, all 9 Aframax OBO tankers which were on time charter have been extended for an additional year. The new dates for the expiration of the contracts are outlined in the chart below. Through the extension of these contracts, General Maritime will have secured approximately $65 million in revenue.

                                      2004

--------------------------------------------------------------------------------
     Vessel            Vessel Type    Expiration Date     Average Daily Rate (1)
-------------------    -----------    ---------------     ---------------------
Genmar Pericles           Aframax     October 2, 2005         $19,700
Genmar Trust              Aframax     October 13, 2005        $19,700
Genmar Spirit             Aframax     October 15, 2005        $19,700
Genmar Hector             Aframax     November 3, 2005        $19,700
Genmar Challenger         Aframax     December 6, 2005        $19,700
Genmar Trader             Aframax     December 15, 2005       $19,700
Genmar Champ              Aframax     January 10, 2006        $19,700
Genmar Star               Aframax     February 12, 2006       $19,700
Genmar Endurance          Aframax     January 24, 2006        $19,700
Genmar Princess           Aframax     February 20, 2005       $25,000
Genmar Defiance           Aframax     December 12, 2004       $16,000(2)
Genmar Constantine        Aframax     August 15, 2005         $28,000(2)
-----------------------------------------------------------------------------

(1) Before brokers' commissions.

(2) Net of brokers' commissions.

The Company's primary area of operation is the Atlantic basin. The Company also currently has vessels employed in the Black Sea and Far East to take advantage of market opportunities and to position vessels in anticipation of drydockings.

                                 Bank Financing
                                 --------------

On July 1, 2004, the Company announced that it has closed on its $825 million senior secured bank financing facility. Nordea acted as lead arranger and book manager on the credit facility which consists of a term loan of $225 million and a revolving loan component of $600 million. The co-arrangers on the facility were Citibank N.A., HSH Nordbank AG, Dresdner Bank AG, Bank of Scotland, and The Royal Bank of Scotland. The term loan has a five-year maturity at a rate of LIBOR plus 1.0% and amortizes on a quarterly basis with 19 payments of $10 million and one payment of $35 million. The revolving loan component, which does not amortize, has a five-year maturity at a rate of LIBOR plus 1.0% on the used portion and a 0.5% commitment fee on the unused portion.

Concurrent with the closing of the credit facility, the Company retired its existing $300 million, $165 million and $275 million credit facilities. The $825 million senior secured bank facility is secured by all of the ships in the Company's 47 vessel fleet. Upon closing of the facility on July 1, 2004, General Maritime had approximately $370 million in liquidity.

Mr. Georgiopoulos concluded, "Having already posted such significant results for 2004, General Maritime is well-positioned to continue to benefit from a tanker market that remains strong. With the majority of our fleet operating in the spot market and approximately $76 million secured on time charters, we are able to take advantage of the current strong market while providing shareholders with downside protection. General Maritime's success at modernizing its fleet ensures that the Company effectively operates under recent international regulations and continues to benefit from favorable industry dynamics."

                       About General Maritime Corporation
                       ----------------------------------

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. We also currently operate tankers in other regions including the Black Sea and Far East. General Maritime Corporation currently owns and operates a fleet of 51 tankers - 26 Aframax, 21 Suezmax tankers and 4 Suezmax newbuilding contracts. Upon delivery of the previously announced 4 vessel sale, the Company will own and operate a fleet of 47 tankers - 26 Aframax, 17 Suezmax tankers and 4 Suezmax newbuilding contracts
- making it the second largest mid- sized tanker company in the world, with a carrying capacity of approximately 5.6 million dwt.

                          Conference Call Announcement
                          ----------------------------

General Maritime Corporation announced that it will hold a conference call on Thursday, July 29, 2004 at 8:30 a.m. Eastern Daylight Time to discuss its 2004 second quarter financial results. To access the conference call, dial (719) 457-2642 and ask for the General Maritime Corporation conference call. A replay of the conference call can also be accessed until August 12, 2004 by dialing
(888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 520908. The conference call will also be simultaneously webcast and will be available on the Company's website, www.GeneralMaritimeCorp.com.

        "Safe Harbor" Statement Under the Private Securities Litigation
                               Reform Act of 1995
        ---------------------------------------------------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: changes in demand; a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); consents by charterers and ship builders to assignments of contracts and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2003 and its subsequent reports on Form 10-Q and Form 8-K.


                                                                          THREE MONTHS ENDED
                                          Aframax Fleet  June-03       Suezmax Fleet   June-03             Total Fleet  June-03
                                            June-04                       June-04                           June-04
                                  % Change    Amount     Amount    % Change   Amount     Amount
                                    From       % of       % of        From      % of      % of      % Change
                                    Prior    Total for  Total for     Prior  Total for  Total for   from Prior
                                   Period     Period     Period      Period    Period     Period      Period    Amount    Amount
                                   ------     ------     ------      ------    ------     ------      ------    ------    ------

Net Voyage Revenues                 -7.6%     49,593     53,675       41.5%    59,701     42,178       14.0%    109,294    95,853
$1,000's                                          45%        56%                   55%        44%
---------------------------------------------------------------------------------------------------------------------------------
Average Daily TCE                   -5.6%     22,289     23,616       11.7%    33,390     29,889        4.6%     27,228    26,019

Time Charter Revenues                41.0%    18,947     13,442        1.1%     1,723      1,704       36.5%     20,670    15,146
$1,000's                                          92%        89%                    8%        11%
---------------------------------------------------------------------------------------------------------------------------------
Spot Charter Revenues              -23.8%     30,646     40,223       43.2%    57,978     40,474        9.8%     88,624    80,707
$1,000's                                          35%        50%                   65%        50%
---------------------------------------------------------------------------------------------------------------------------------
Calendar Days                       -2.2%      2,252      2,303       19.0%     1,853      1,557        6.3%      4,105     3,860
                                                  55%        60%                   45%       40%
---------------------------------------------------------------------------------------------------------------------------------
Vessel Operating Days               -2.1%      2,226      2,273       26.7%     1,788      1,411        8.9%      4,014     3,684
                                                  55%        62%                   45%       38%
---------------------------------------------------------------------------------------------------------------------------------
Capacity Utilization                  0.1%      98.8%      98.7%       6.5%      96.5%      90.6%       2.4%       97.8%     95.4%
---------------------------------------------------------------------------------------------------------------------------------
# Days Vessels on Time Charter       52.1%       946        622       -4.4%        87         91       45.1%      1,034       713
                                                  91%      87%                      8%        15%
---------------------------------------------------------------------------------------------------------------------------------
# Days Vessels on Spot Charter     -22.6%      1,279      1,651       28.8%     1,701      1,320        0.3%      2,980     2,971
                                                  43%      56%                     57%        44%
---------------------------------------------------------------------------------------------------------------------------------
Average Daily Time Charter Rate     -7.4%     20,018     21,619        5.2%    19,696     18,726       -5.9%     19,991    21,249
---------------------------------------------------------------------------------------------------------------------------------
Average Daily Spot Charter Rate     -1.7%     23,960     24,368       11.2%    34,085     30,659        9.5%     29,740    27,163
---------------------------------------------------------------------------------------------------------------------------------
Daily Direct Vessel Expenses        -3.8%      5,396      5,608        2.8%     6,132      5,964       -0.4%      5,729     5,752
(per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
Daily G&A                            18.8%     1,905      1,603       18.8%     1,905      1,603       18.8%      1,905     1,603
(per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
Total Daily Vessel Operating          1.3%     7,301      7,211        6.2%     8,037      7,567        3.8%      7,633     7,355
Expenses (per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
EBITDA                             -10.6%     33,160     37,112       47.6%    44,801     30,351       15.6%     77,961    67,462
$1,000's                                          43%        55%                   57%        45%
---------------------------------------------------------------------------------------------------------------------------------
5
---------------------------------------------------------------------------------------------------------------------------------
Daily EBITDA                        -8.6%     14,725     16,114       24.0%    24,178     19,494        8.7%     18,992    17,447
(per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
5
---------------------------------------------------------------------------------------------------------------------------------
Average Age of Fleet at
End of Period (Years)                           11.9       12.8                             11.3       10.3        11.6      11.8
---------------------------------------------------------------------------------------------------------------------------------
5
---------------------------------------------------------------------------------------------------------------------------------
# Vessels at End of Period          -3.7%       26.0       27.0       10.5%      21.0       19.0        2.2%       47.0      46.0
                                                  55%        59%                   45%       41%
---------------------------------------------------------------------------------------------------------------------------------
Average Number of Vessels           -2.4%       24.7       25.3       19.3%      20.4       17.1        6.4%       45.1      42.4
                                                  55%        60%                   45%       40%
---------------------------------------------------------------------------------------------------------------------------------
DWT at End of Period                -4.0%      2,513      2,618       11.0%     3,232      2,912        3.9%      5,745     5,530
1,00's                                            44%        47%                   56%        53%
---------------------------------------------------------------------------------------------------------------------------------


                                                                         SIX MONTHS ENDED
                                          Aframax Fleet  June-03       Suezmax Fleet   June-03             Total Fleet  June-03
                                            June-04                       June-04                           June-04
                                  % Change    Amount     Amount    % Change   Amount     Amount
                                    From       % of       % of        From      % of      % of      % Change
                                    Prior    Total for  Total for     Prior  Total for  Total for   from Prior
                                   Period     Period     Period      Period    Period     Period      Period    Amount    Amount
                                   ------     ------     ------      ------    ------     ------      ------    ------    ------

Net Voyage Revenues                   6.8%   111,690    104,607      136.6%   144,309     60,989       54.6%    255,999   165,596
$1,000's                                          44%        63%                   56%        37%
---------------------------------------------------------------------------------------------------------------------------------
Average Daily TCE                     6.3%    25,872     24,333       30.8%    41,552     31,765       23.4%     32,863    26,627
---------------------------------------------------------------------------------------------------------------------------------
Time Charter Revenues               103.7%    43,262     21,243      104.90%    3,785      1,847      103.8%%    47,047    23,090
$1,000's                                          92%        92%                    8%         8%
---------------------------------------------------------------------------------------------------------------------------------
Spot Charter Revenues              -17.9%     68,428     83,364      137.6%   140,524     59,142       46.6%    208,952   142,506
$1,000's                                          33%        58%                   67%        42%
---------------------------------------------------------------------------------------------------------------------------------
Calendar Days                         0.1%     4,378      4,375       73.0%     3,582      2,071       23.5%      7,960     6,446
                                                  55%        68%                   45%        32%
---------------------------------------------------------------------------------------------------------------------------------
Vessel Operating Days                 0.4%     4,317      4,299       80.9%     3,473      1,920       25.3%      7,790     6,219
---------------------------------------------------------------------------------------------------------------------------------
Capacity Utilization                  0.3%      98.6%      98.3%       4.6%      97.0%      92.7%       1.5%       97.9%     96.5%
---------------------------------------------------------------------------------------------------------------------------------
# Days Vessels on Time Charter      112.3%     2,078        979       91.0%       189         99      110.3%      2,267     1,078
                                                  92%        91%                    8%         9%
---------------------------------------------------------------------------------------------------------------------------------
# Days Vessels on Spot Charter     -32.6%      2,239      3,320       80.3%     3,284      1,821        7.4%      5,523     5,141
                                                  41%        65%                   59%       35%
---------------------------------------------------------------------------------------------------------------------------------
Average Daily Time Charter Rate     -4.1%     20,821     21,703        7.2%    19,998     18,655       -3.1%     20,752    21,423
---------------------------------------------------------------------------------------------------------------------------------
Average Daily Spot Charter Rate      21.7%    30,562     25,109       31.8%   42,7903     32,475       36.5%     37,883    27,718
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Daily Direct Vessel Expenses          8.0%     5,854      5,421       11.1%     6,811      6,128       11.3%      6,285     5,648
(per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
Daily G&A                            18.3%     1,800      1,521       18.3%     1,800      1,521       18.4%      1,800     1,521
(per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
Total Daily Vessel Operating         10.3%     7,654      6,942       12.6%     8,611      7,649       12.8%      8,085     7,169
Expenses (per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
EBITDA                                3.9%    78,170     75,270      151.9%   113,473     45,044       59.3%    191,643   120,313
$1,000's                                          41%        63%                   59%        37%
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5
---------------------------------------------------------------------------------------------------------------------------------
Daily EBITDA                          3.8%    17,855     17,204       45.7%    31,679     21,750       29.0%     24,076    18,665
(per Vessel)
---------------------------------------------------------------------------------------------------------------------------------
5
---------------------------------------------------------------------------------------------------------------------------------
Average Age of Fleet at
End of Period (Years)                           11.9       12.8                  11.3       10.3                   11.6      11.8
---------------------------------------------------------------------------------------------------------------------------------
5
---------------------------------------------------------------------------------------------------------------------------------
# Vessels at End of Period          -3.7%       26.0       27.0       10.5%      21.0       19.0        2.2%       47.0      46.0
                                                  55%      59%                     45%        41%
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Average Number of Vessels           -0.5%       24.1       24.2       72.8%      19.7       11.4       23.2%       43.8      35.6
                                                  55%        68%                   45%        32%
---------------------------------------------------------------------------------------------------------------------------------
DWT at End of Period                -4.0%      2,513      2,618       11.0%     3,231      2,912        3.9%      5,744     5,530
1,00's                                            44%        47%                   56%        53%
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